UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2008

Santander BanCorp
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	00115849	660573723
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

207 Ponce de Leon Avenue, San Juan, Puerto Rico		00917
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(787)777-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 13, 2008, Santander BanCorp (the "Company") announced by press release that Mr. Carlos M. García has resigned as Senior Executive Vice President, Chief Operating Officer and member of the Board of Directors of the Company, and as President of Banco Santander Puerto Rico (the "Bank"). Mr. García’s departure is related to his nomination as President and Chairman of the Board of Directors of the Government Development Bank for Puerto Rico ("GDB"), announced on November 13, 2008 by Puerto Rico’s Governor-elect. His resignation will become effective upon the formal confirmation of his nomination by the Board of Directors of the GDB which is expected to occur in early January 2009.

(c) Mr. Juan Moreno, who is serving as the Chief Executive Officer and President of the Company and Chief Executive Officer of the Bank, will assume the position of President of the Bank, effective on the date of Mr. García’s departure. Mr. Moreno has not been awarded any additional compensation for assuming this position as of the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated November 13, 2008 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santander BanCorp

November 14, 2008	By:	Rafael S. Bonilla

Name: Rafael S. Bonilla
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 13, 2008 issued by the Company.